UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2021

Arax Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-185928	99-0376721
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas 3rd Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Explanatory Note

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by Arax Holdings Corp. (the “Company”) on July 1, 2021 (the “Original 8-K”) solely to correct a typographical error of the Company’s name listed in Item 5.01. All other items remain unchanged from the Original 8-K.

Item 5.01 Changes in Control of Registrant.

On June 24, 2021, as a result of a private transactions, 10,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the "Shares") of Arax Holdings Corp., a Nevada corporation (the "Company"), were transferred from Custodian Ventures, LLC to Michael Pieter Loubser (the “Purchaser”). As a result, the Purchaser became an approximately 90.6% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $400,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or Custodian Ventures, LLC.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K/A is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2021, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Michael Pieter Loubser consented to act as the new Chairman of the Board of Directors of the Company, Ockert Cornelius Loubser consented to act as the new Chief Executive Officer of the Company, and Rastislav Vašička consented to act as the new Chief Information Officer of the Company.

Michael Pieter Loubser, 63, is the Chairman of the Board of the Company. He graduated from CR Swart Hoërskool, Pretoria Matric in 1975, Matriculated with University. Mr. Loubser is a Software Strategist and Architect at Core Group in Bratislava, Slovakia, and has been since 2003. It is in Blockchain and Crypto development. Mr. Loubser is also COO, Operational of GTIFin s.r.o. in Bratislava, Slovakia, and has been since 2008. There he implements turnaround strategies for companies with financial requirements and production capacity challenges.

Ockert Loubser is the CEO of the Company. He has been the Chief Executive Officer of Core Decentralized Technologies since 2014, Chief Executive Officer of Wall Money since 2014, Chief Executive Officer of CorePay since 2014, Chief Executive Officer of Ting since 2014, Chief Executive Officer of TokToKey since 2012, Chief Executive Officer of PingExchange since 2014, Chief Executive Officer of Core Group since 2014, and CEO of Wall it since 2003. Ockert Loubser is the Co-Founder of GTIFin s.r.o. and has been with them since 2012. He is also the Chief Manager at CCnews24, and has been since 2018.

Rastislav Vašička is the Chief Information Officer of the Company. Rastislav Vašička has been the Chief Information Officer of Decentralized Software Solutions Platform since 2019. Rastislav has been the Chief Information Officer of Core Group since 2017, the Chief Information Officer of ping exchange since 2018, the Founder of CRYPTO ■ HUB since 2018, the Managing Editor at CCnews24 since Jan 2018, CIO of Wall it since 2016, and Co-founder of Webhosting & Blockchain services since 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, dated June 24, 2021, by and between Custodian Ventures. LLC and Michael Pieter Loubser (Incorporated by reference to Exhibit 99.1 to the Company’s Original 8-K filed on July 1, 2021)

99.2	DIRECTORS RESOLUTIONS, dated June 24, 2021. (Incorporated by reference to Exhibit 99.2 to the Company’s Original 8-K filed on July 1, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 17, 2021

Arax Holdings Corp.

/s/ Michael Pieter Loubser
By:	Michael Pieter Loubser
Title:	CEO

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